Exhibit 10.2

TECHNOLOGY AGREEMENT

This techonology Agreement (this “Agreement”) is entered into effective June 28, 2006 (“Effective Date”), by and between Bally Gaming Inc., a Nevada corporation (“Bally”) and Spectre Gaming, Inc., a Minnesota corporation (“Spectre”). Bally and Spectre may be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Spectre desires to obtain, and Bally desires to grant to Spectre, a license to use the Licensed Technology and the right to develop certain games using Licensed Technology (as defined below), to manufacture and create jurisdictionally compliant redemption games and redemption gaming systems in a territory.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, covenant and agree as follows:

1.	DEFINITIONS

a)	“Alpha Board” means a computer firmware circuit board developed by Bally incorporating Bally’s Alpha Game Platform.®

b)	“Bally Cabinet” means a new or used gaming device, player station, cabinet or similar equipment on which a Redemption Games may be operated or played, which cabinet is manufactured by Bally.

c)
“Confidential Information” means all data and information of a confidential nature, including know-how and trade secrets, relating to the business, the affairs, any development projects or other equipment, programs, software, products or services of either party, whether developed by or for Bally or Spectre or any of their respective Licensor’s, contractors or successors-in-interest. Confidential Information may be communicated to the other party orally, in writing or in any other recorded or tangible form. Data and information shall be considered to be Confidential Information: (i) if marked as such; (ii) if a party has been advised of their confidential nature, orally or in writing; or (iii) if, due to their character or nature, they should be treated as secret and confidential.

d)
“Intellectual Property Rights” means and include all United States and other patents, copyrights, designs, mask work rights, Trademarks, trade secrets and other proprietary rights, any applications therefor, any registrations thereof, and any applications for registration thereof.

e)
“Licensed Technology” means Bally’s Alpha Board and the limited rights to license and use Bally’s technology protected under the U.S. patents listed in Exhibit A to this Agreement. Licensed Technology specifically excludes any rights to possess and use Bally software and associated source and object code directly or indirectly used in Redemption Games.

f)
“Redemption Games” means games in which the user wagers money and, if the outcome is such that the game dispenses or displays a coupon or other representation of value that is redeemable for cash or merchandise, where (i) the retail value of the merchandise redeemable using any such coupon or other representation of value is materially greater than the value of cash redeemable using such coupon, (ii) the maximum wholesale value of merchandise available from a single play of the game or device is no more than the maximum value allowed by applicable law in the respective jurisdiction, and (iii) the game is not a Class III game, Class II game, bingo-based, electronic pull-tab or charitable game, or a game that is operated in a private home or on a personal wireless digital device. (as those terms are defined in the Indian Gaming Regulatory Act, at 25 U.S.C. § 2703), or not otherwise a gaming device found in casino environments.

g)
“Redemption Product License” or “RPL” means an individual license granted by Bally to Spectre in order to allow Spectre to use the Licensed Technology with a gaming device, player station, cabinet or similar equipment produced by Bally and purchased or leased by Spectre, on which Redemption Games developed by Spectre will used. This is a license to use Bally products only and does not include any Bally products, including but not limited to Alpha Boards.

h)	“Territory” means the United States of America.

2.	CONDITIONS PRECEDENT

This Agreement is subject to the following conditions being met before the Agreement can take effect:

a)
The Parties shall contemporaneously execute a Termination and Settlement Agreement, dated June 28, 2006, setting forth particular terms and conditions under which the Parties will terminate the Redemption Technology and Supply Agreement dated May 24, 2005, as amended, and waive all claims against each other arising out of that agreement. Should this condition not be met then the Agreement is void.

b)
This Agreement shall become effective upon Spectre’s performance under Section 4(d)(i) and 4(d)(iii) of this Agreement by no later than June 30, 2006. In the event Spectre does not so perform, as contemplated under Section 4(d)(i) or 4(d)(iii), this Agreement shall not become effective, however the Purchase Order dated June 28, 2006, for Spectre’s obligation to purchase 175 Bally Cabinets at the price of $8,250 per Bally Cabinet shall remain in force and effect.

3.	GRANT OF LICENSE TO USE THE LICENSED TECHNOLOGY

a)
Bally hereby grants to Spectre a perpetual non-exclusive license to use the Licensed Technology specifically only under each individual Redemption Product License purchased by Spectre, strictly for the production and distribution of jurisdictionally compliant Redemption Games and no other purpose, including all rights to sublicense. Spectre’s license to use the Licensed Technology shall be strictly limited to use with Redemption Games for the conduct of redemption or amusement with prize gaming activities in legal jurisdictions within the Territory and for no other purposes whatsoever.

b)
No right is granted hereunder, and Spectre agrees not, to (i) use any Licensed Technology in connection with the development of any games other than Redemption Games, or (ii) market or distribute or permit any of its sublicensees or subdistributors to market or distribute any Licensed Technology that does not include a Redemption Game or for use in any location, business or establishment. Spectre shall evidence its purchases of each Redemption Product License through permanently affixing an “RPL” license decal on each Bally Cabinet used by Spectre in creating Redemption Games.

c)
Spectre or Spectre's customers shall, at its or their sole expense, be responsible for obtaining any regulatory approval to operate Redemption Games incorporating the Licensed Technology within the Territory.

d)
In the event that the Redemption Games developed and carried on by Spectre fall under the definition of licensed cashless gaming systems or licensed cashless games, as those terms are defined in Exhibit B, Spectre agrees to abide by the license requirements set forth in Exhibit B. Bally reserves all rights not expressly granted hereunder.

4. CONSIDERATION

a)
Bally Cabinet Purchase Order. Spectre shall send a signed, written purchase order to Bally on or before full execution of this Agreement for 175 Bally Cabinets, which shall include Bally’s Alpha Board. Spectre shall pay Bally $8,250 per Bally Cabinet.

b)
First Redemption Product License Purchase Order. In addition to Spectre’s purchase order for Bally Cabinets (and corresponding Redemption Product Licenses) described in Section 4(a) above, Spectre shall send a signed, written purchase order to Bally on or before full execution of this Agreement for 500 Redemption Product Licenses at the price of $3,000 per Redemption Product License, and Bally will accept such purchase order. Any Redemption Product License ordered by Spectre that will be used with a ticket printer incorporated into a Bally Cabinet shall be provided for an additional fee in the amount of $400 per ticket printer, if such ticket printer(s) are required.

c)
Second Redemption Product License Purchase Order. In addition to Spectre’s purchase order for Bally Cabinets (and corresponding Redemption Product Licenses) described in Sections 4(a) above, and in addition to the purchase order described in Section 4(b) above, Spectre shall send a signed, written purchase order to Bally on or before July 10, 2006 for 375 additional Redemption Product Licenses at the total price of $600,000, and Bally will accept such purchase order. Any Redemption Product License ordered by Spectre that will be used with a ticket printer incorporated into a Bally Cabinet shall be provided for an additional fee in the amount of $400 per ticket printer, if such ticket printer(s) are required.

d)
Payment Terms. Spectre must pay Bally in full for all amounts owed (i) as set forth in Sections 4(a) and 4(b) above no later than June 30, 2006, (ii) as set forth in Section 4(c) above no later than July 13, 2006, or (iii) as an alternative to the foregoing clauses (i) and/or (ii), Spectre must provide Bally with an adequate written guaranty of such payments by a third-party financing source that is acceptable to Bally, in Bally’s reasonable discretion. For any other Redemption Product Licenses or any other products ordered by Spectre, except as otherwise provided herein, payment of Bally’s invoice for such products shall be due within thirty (30) days after Spectre’s receipt and acceptance. Late fees shall accrue with respect to any amounts not paid when due hereunder at the rate of one and a half percent (1.5%) per month or, if lower, the highest rate permitted under applicable law. Spectre shall pay or, at Bally’s option, to reimburse Bally for, any sales, use, or other tax, duty or assessment that may become due or owing in connection with the transactions contemplated under this Agreement, other than taxes based on Bally’s net income.

5.	ORDERS

a)
Written Orders. Any future orders for Alpha Boards, Bally Cabinets or Redemption Product Licenses shall be placed by Spectre's central purchasing point and shall be in writing. All orders shall be for shipment immediately or as soon as product is available. Spectre may not cancel or change any order after Bally’s acceptance.

b)
Bally Cancellation. Bally reserves the right to cancel any orders placed by Spectre and accepted by Bally as set forth above, or to refuse or delay shipment thereof or require payment on delivery, and Bally further reserves the right to refuse to accept orders notwithstanding its obligations under this Section 5, if Spectre unreasonably (i) fails to make any payment as provided herein or under the terms of payment set forth in any invoice or otherwise agreed to by Bally and Spectre, (ii) fails to meet reasonable credit or financial requirements established by Bally, including any limitations on allowable credit, or (iii) otherwise fails to comply with the terms and conditions of this Agreement.

6.	SHIPPING

a)
Shipment. All Bally Cabinets will be shipped by Bally F.O.B. Las Vegas, Nevada or any other U.S. point of origin as designated by Bally. Bally will select the mode of shipment and the carrier unless otherwise instructed in writing by Spectre. Spectre will pay all shipping costs or, if Bally advances such costs, will reimburse Bally therefor. Spectre will bear all costs of shipping and the risk of loss or damage in transit upon shipment by Bally.

7.	DUTIES OF SPECTRE

a)	Except as expressly set forth herein to the contrary, Spectre will not:

i)
Reverse engineer, disassemble, decompile, copy, modify, or otherwise change any Alpha Board or Licensed Technology, in whole or in part, nor assist in any way, directly or indirectly, in any effort to do so, and under no circumstances have any right to receive source code for any software included in any Bally Cabinet, provided, however, that Spectre may modify Alpha Boards as appropriate, or upgrade them, to address reliability or performance-related issues.

ii)
Disclose the terms of this Agreement to any third party, except as required by applicable law (including applicable securities laws) or with, and only to the extent permitted by, the express prior written approval of Bally. Whenever possible, prior to making any disclosure required by any governmental agency in connection with this Agreement, Spectre shall advise Bally of the proposed disclosure, and may allow Bally to contribute suggestions concerning the text of the draft, as it applies to representations concerning Bally. Nothing in this Agreement shall prohibit disclosure to Spectre’s legal, financial or business advisors who agree to maintain the confidentiality of the terms of this Agreement. Bally understands that Spectre is a public reporting company and files periodic disclosure reports with the United States Securities and Exchange Commission, and that this Agreement will need to be filed with such commission by Spectre in one or more of its periodic reports.

8.	WARRANTY

a)
Scope. In the event Bally provides Bally Cabinets or Alpha Boards to Spectre, Bally warrants that each Bally Cabinet and Alpha Board supplied hereunder shall be free of defects in materials and workmanship for a period of ninety (90) days from shipment thereof. This warranty for Bally Cabinets or Alpha Boards shall not be extended in any manner to any third party fabrications or construction of any Redemption Games. Minor deviations from any specifications or standards that do not materially affect the performance of the Bally Cabinets~~,~~ or Alpha Boards shall not be considered to be defects in materials or workmanship. All component parts provided Bally, regardless of manufacturer, are included in this warranty. This warranty shall be void with respect to any Bally Cabinet that is not operated and maintained in accordance with the Bally product literature and manuals.

b)
Exclusive Remedy. If Spectre reports any breach of the foregoing warranty to Bally during the warranty period for such Bally Cabinet or Alpha Board, Spectre shall ship such Bally Cabinet or Alpha Board to Bally at Spectre’s expense. Spectre shall bear the risk of loss or damage in transit to Bally. Bally shall inspect and test such Bally Cabinet or Alpha Board and, if it is able to confirm the defect reported by Spectre, Bally shall make commercially reasonable efforts to repair or replace the defective Bally Cabinet or Alpha Board. If Bally confirmed the defect, it shall ship the Bally Cabinet or Alpha Board back to Spectre or its customer at Bally’s sole expense, Bally shall reimburse Spectre for the original return shipping costs, and Bally shall bear any risk of loss or damage in transit to Spectre or its customer. If Bally does not confirm the defect, it shall ship the Bally Cabinet or Alpha Board back to Spectre or its customer at Spectre’s sole expense, and Spectre shall bear any risk of loss or damage in transit to Spectre or its customer.

c)
Warranty of Licensed Technology. Bally hereby represents and warrants to Spectre that Bally (1) is the lawful owner of the Licensed Technology and its underlying intellectual-property rights, (2) will enforce and maintain such rights to the Licensed Technology in full force and effect at all times during the Term hereof, and (3) it has the right to grant Spectre the license rights as provided herein. Bally further represents and warrants to Spectre that (i) there is no claim, litigation or proceeding pending or threatened against Bally with respect to the Licensed Technology or any component thereof, alleging infringement of any third party’s intellectual property rights, (ii) neither the performance of Bally’s obligations hereunder (or any other term or provision hereof) will in any way infringe or otherwise violate any third party’s intellectual property rights or a non-disclosure obligation by which Bally is bound.

d)
Disclaimer. Except to the extent expressly provided in this Section 8, Bally makes no warranties hereunder of any type or nature. Without limiting the generality of the foregoing, Bally disclaims all implied warranties, including without limitation any warranty of merchantability, fitness for a particular purpose, title or non-infringement, as well as any warranty that might otherwise arise from the course of dealing between the parties or usage of trade.

9.	TERM OF AGREEMENT AND TERMINATION

a.	Agreement Term. The Term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue for two (2) years.

b.
Termination for Cause. This Agreement may be terminated at any time by either party upon written notice to the other party in the event of such other party's failure to perform any provision of this Agreement, provided such failure to perform has continued for not less than thirty (30) days after written notice of such failure. Additionally, Bally may terminate this Agreement, effective upon written notice of termination, upon Spectre’s inability to pay after a thirty day notice and cure period, for any products which have been delivered or to pay any other fees in a timely manner when due. In the event of the appointment of a trustee or receiver or the equivalent for either party, or upon the institution of voluntary proceedings relating to either party’s dissolution, liquidation, winding up, bankruptcy, insolvency or relief from creditors, if such proceedings are not terminated or discharged within ninety (90) calendar days of their inception, the other party may terminate this Agreement, upon written notice of termination.

c.	Effect of Termination. Upon termination of this Agreement for any reason the following events shall occur.

1.	Spectre shall cease all marketing or promotion of any Bally Cabinets not placed with Spectre customers at the time of such termination..

2.	Spectre shall have no further right to purchase new Bally Cabinets, any Alpha Boards or the Licensed Technology, unless mutually agreed-upon by the parties.

3.
Spectre shall retain the right to maintain and use the licenses granted in this Agreement for the Licensed Technology incorporated with Redemption Product Licenses already paid for by Spectre and then in Spectre’s inventory or previously distributed into use with Redemption Games.

d.
No Liability. In no event will either party be liable to the other for any additional compensation or other payment on account of termination of this Agreement for any reason provided that the Agreement terminates in accordance with the terms hereof. Termination of this Agreement, however, shall not relieve the parties of any obligations accrued prior to termination. Each party acknowledges and agrees that it will not be entitled to any compensation, damages, or payments in respect of goodwill that has been established or for any damages on account of prospective profits or anticipated sales, and that each party shall not be entitled to reimbursement in any amount for any training, advertising, market development, technology development, investments, leases, or other costs that shall have been incurred by either party before the termination of this Agreement. Each party hereby waives its rights, if any, under applicable laws for any such compensation, damages or payments.

e.
Survival. Sections 7, 8, 9(c) and 9(d), and 10 through 13 inclusive, shall survive any termination or expiration of this Agreement and shall remain fully enforceable thereafter in perpetuity, except that Bally's indemnity obligations shall only apply with respect to claims relating solely to the use of the Licensed Technology and the distribution of Bally Cabinets under this Agreement.

10.	INTELLECTUAL PROPERTY

(a)
As between Spectre or any affiliate thereof and Bally, Bally shall own all Intellectual Property Rights (including, without limitation, Trademarks, as defined below) in or relating to any Licensed Technology or Bally information supplied by Bally hereunder and any aspect the Licensed Technology incorporated in any derivative works based to any extent on any of the foregoing, and any work product created by Bally in providing services hereunder. Spectre for itself and its affiliates, employees and agents hereby waives any ownership or other proprietary interest or intellectual property right in any of the foregoing, which Spectre intends to remain always with Bally or its licensors. Spectre for itself and its affiliates, employees and agents hereby assigns and transfers all such rights to Bally, and agrees that it will promptly execute and deliver any document requested by Bally to fully effect, perfect and evidence such assignment to, or vesting of rights in, Bally.

b)
Each party shall promptly notify the other of any and all confirmed or potential infringement, imitation, misappropriation, illegal use or misuse by any person of any Confidential Information or of any Intellectual Property Right in or relating to intellectual property of that party which comes to its attention; provided, however, that neither party will not take any legal action relating to the protection of any Confidential Information or any such Intellectual Property Rights without the prior written approval of the other party (which party may grant or withhold in the exercise of its sole and absolute discretion); and provided further that the other party shall use its best efforts to provide any support or assistance or take other actions approved by infringed party to protect and defend the infringed party’s Confidential Information and Intellectual Property Rights in the Territory.

In the event of any infringement or other illegal use by a third-party of any Confidential Information, Intellectual Property or the Enabling Technology, Bally shall have the sole right, exercisable in its absolute and sole discretion, to defend or prosecute any infringement or illegal use claim. All fees, costs and expenses for such defense or prosecution shall be the burden of Bally, and Bally shall retain any award for any such claim.

c)
During the term of this Agreement, each party may disclose Confidential Information to the other solely to permit the other party to perform its obligations under this Agreement. Each party shall refrain from using or exploiting any Confidential Information for any purposes or activities other than those specifically authorized by the other party in this Agreement. All files, lists, records, documents, notes, drawings, specifications, equipment, computer programs and other materials that incorporate or refer to all or a portion of the Confidential Information shall remain the sole property of the disclosing party. Such materials shall be promptly returned to the disclosing party: (1) upon the disclosing party’s request or (2) upon termination of this Agreement, whichever is earlier. Neither party shall disclose the Confidential Information to any individual or entity not employed or controlled by or under contract to the other party, and may only provide the Confidential Information to such individuals or entities on a need-to-know basis and only if such individuals or entities have agreed in writing to refrain from using or disclosing the Confidential Information except as permitted hereunder pursuant to a form of nondisclosure agreement approved in form and substance by the disclosing party. A party may disclose Confidential Information to the extent required by any statutory or regulatory provision or court order, provided that prior to any such disclosure, that party shall provide the other with a proposed draft of the disclosure, shall reasonably cooperate with the party in any efforts to obtain protective orders or otherwise protect the confidentiality of such Confidential Information, and shall make such disclosure only after receiving that party's consent, which shall not be unreasonably withheld.

d)
“Trademark” means any trade name, trademark, service mark, trade dress, logo or other designation of source, origin, sponsorship, endorsement or certification used, licensed or owned by Bally and any confusingly similar designation or mark. Spectre agrees to use the Trademarks (as defined above) solely for the purpose of identifying Bally as the source of the Bally Cabinets or of any related services provided by Bally. All uses of any Trademark, whether on Bally Cabinets, any advertising or promotional materials relating thereto, or otherwise, shall be subject to Bally’s prior written approval. Spectre shall market, promote and advertise the Bally Products and related services under the Trademarks and Spectre’s trademark and under no other trademark, service mark, logo, trade name, or other designation of source, origin, sponsorship, endorsement or certification. Spectre's use of the Trademarks shall be in accordance with applicable laws and any policies regarding advertising and trademark usage supplied by Bally, as established and amended from time to time. Spectre shall not register or attempt to file any trademark or similar application with respect to any Trademark (or similar marks) of Bally with any agency or association anywhere in the world, and shall, at the request of Bally, assign or otherwise transfer the ownership and ancillary rights to such applications to Bally or any person designated by Bally. Spectre agrees that the Trademarks are and will remain the sole property of Bally, and agrees not to do anything inconsistent with that ownership or to contest ownership of the Trademarks. Spectre agrees always to identify the Trademarks as being the property of Bally. Spectre agrees that all use of the Trademarks by Spectre or its sublicensees or contractors will inure to the sole benefit of, and be on behalf of, Bally.

e)
Each party agrees that it shall be required to obtain the written approval of the other party prior to that party issuing any press releases, public statement, or other publicly disclosed media information related to this Agreement and the other party, including but not limited to any uses of the other party’s Trademarks or other proprietary branding property in such media releases. Each party shall provide the other with a copy of the proposed media release(s) for review, as a condition of that party granting approval of the proposed media release.

11.	INDEMNIFICATION; INSURANCE

(a)
Subject to the limitations set forth in this Agreement, Bally will defend, at its own expense, any claim, suit or proceeding brought against Spectre to the extent it is based upon a claim that the Licensed Technology infringes any patent, trademark, copyright or trade secret of any third party. Spectre agrees that it shall promptly notify Bally in writing of any such claim or action and give Bally full information and assistance in connection therewith. Bally will pay all damages, costs and expenses finally awarded from a court of competent jurisdiction from which no appeal lies to third parties against Spectre in such action or any settlement of such claims made by Bally. Bally shall have the exclusive right to settle or compromise any such claim or action, subject to Spectre’s consent which shall not be unreasonably withheld. If Spectre itself settles or purports to settle any such claim or action, then, without limiting Bally’s other rights or remedies, Bally shall have no obligations whatsoever under this Section 11. If a Bally Product is, or in Bally's opinion might be, held to infringe as set forth above, Bally may, at its option, replace or modify such Bally Product so as to avoid infringement, in which event Spectre will cease all further use or distribution of the replaced version of the Bally Product, or procure the right for Spectre to continue to exploit the Bally Product as provided herein.

b)
Limitations. Bally will not have any liability for any claim of infringement arising as a result of use of the Bally Products in combination with any items not supplied by Bally, any modification of the Bally Products by Spectre or third parties if the Bally Products would not have been infringing but for such modifications, or the use of other than the most recent release of the Bally Products provided by Bally to Spectre, if such claim would have been avoided by the use of the most recent release.

c)
Entire Liability. The foregoing states the entire liability of Bally concerning infringement or misappropriation of any Intellectual Property Right, including without limitation any U.S. or other patent, trademark, copyright, or trade secret.

d)
Spectre Indemnity. Spectre agrees to indemnify and hold Bally harmless from and against any claims, damages, expenses or costs arising as a result of the use of or otherwise in connection with the Bally Products or any distribution or other exploitation of the foregoing by Spectre or any of its subdistributors, dealers or other contractors or other exercise by any of the foregoing of any rights under this Agreement; provided that the foregoing indemnity shall not apply to any claims, damages, expenses or costs based solely on or arising solely as a result claims of infringement that are subject to indemnification under Section 14(a).

12.	LIMITATION OF LIABILITY

(a) (i) In no event shall either party be liable for any incidental, special, indirect, punitive, exemplary or consequential damages of whatever nature arising out of or in connection with this Agreement, even if such party has been notified of the possibility of such damages, and (ii) in no event shall Bally’s liability arising out of or relating to this Agreement, whether arising under contract, tort or any other theory of liability, exceed the amounts actually paid by Spectre to Bally under this Agreement , and in no event shall Spectre’s liability to Bally exceed the amounts contemplated to be paid by Spectre to Bally under this Agreement.

(b) The parties acknowledge and agree that the provisions hereof that limit liability, disclaim warranties or exclude consequential damages or other damages or remedies are essential terms of this Agreement that are fundamental to the parties' understanding regarding allocation of risk. Accordingly, such provisions shall be severable and independent of any other provisions and shall be fully enforced regardless of any breach or other occurrence hereunder. Without limiting the generality of the foregoing, the parties agree that all limitations of liability, disclaimers of warranties and exclusions of consequential damages or other damages or remedies shall remain fully valid, effective and enforceable in accordance with their respective terms, even under circumstances that cause any exclusive remedy under this Agreement to fail of its essential purpose.

13.	COMPLIANCE WITH LAWS

a)
Compliance Program. Spectre acknowledges that Bally Technologies, Inc. (Bally's parent company), as a company operating under privileged licenses in a highly regulated industry, maintains the “Bally Technologies Compliance Program” as part of a compliance program to protect and preserve the name, reputation, integrity, and good will of Bally and its subsidiaries and affiliates through a thorough review and determination of the integrity and fitness, both initially and thereafter, of any person or company that performs work for those companies or with which those companies are otherwise associated, and to monitor compliance with the requirements established by gaming regulatory authorities in various jurisdictions around the world (the "Compliance Committee"). Spectre shall cooperate with the Compliance Committee as requested by Alliance or the Committee and provide the Committee with such information as it may request. If Bally, acting on the reasonable recommendation of the Compliance Committee, withdraws its approval of this Agreement or Spectre for reasons reasonably related to Spectre's suitability, then (1) this Agreement shall be void and neither Party shall have any rights hereunder, with the exception of Spectre’s applicable termination rights set forth in Section 9(c), and (2) to the extent Bally does not honor and perform under an open purchase order from Spectre that is contemplated herein, Bally shall return all sums provided by Spectre to Bally pursuant to this Agreement. In addition, Spectre shall promptly provide Bally with all information reasonably requested by the Compliance Committee of Bally with respect to Spectre's (including Spectre's officers', directors' and controlling shareholders') financial condition, litigation, indictments, criminal proceedings, and the like, in which they are or may have been involved, if any, in order for the Compliance Committee to determine that no such information would disclose any fact which would jeopardize, in any manner, any gaming licenses or permits held by Bally or its affiliates with any gaming commission, board or similar regulatory agency.

14.	GENERAL PROVISIONS

a)
Notices. All notices hereunder shall be in writing and shall be deemed to have been given or made when (i) delivered by hand; (ii) delivered by facsimile or overnight delivery service; or (iii) delivered or mailed by registered or certified mail, postage prepaid, addressed as follows, until notice of another address and/or facsimile number shall have been received by the other Party.

If to Bally:
Bally Gaming, Inc.
ATTN: General Counsel
6601 South Bermuda Road
Las Vegas, NV 89119
Telephone: (702) 896-7700
Facsimile No.: (702) 896-7990

If to Spectre:
Spectre Gaming, Inc.
Attn: Russell Mix and Kevin Greer
14200 23rd Avenue North
Minneapolis, MN 55447
Telephone: (763) 553-7601
Facsimile No.: (763) 559-1761

b)
Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the state of Nevada applicable to contracts entered into and wholly performed in Nevada by residents thereof. Any action or proceeding brought by either party against the other under or relating to this Agreement or the Bally Products shall be brought in a state or federal court of competent jurisdiction located in Nevada, and each party hereto hereby submits to the personal jurisdiction of, and consents to venue in, such courts for purposes of any such action or proceeding.

c)
Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any prior or contemporaneous oral or written communication relating to the subject matter hereof. No purported amendment to this Agreement shall be valid or enforceable unless it is in writing and signed by an authorized representative of each of the parties hereto.

d)
No Waiver. To the maximum extent permitted by applicable law, the failure of either party to require performance of any provision hereof will not affect in any way the right to require such performance at any time thereafter, nor will the waiver by either party of a breach of any provision of this Agreement be construed as a waiver of any future breach, nor will any waiver be deemed effective unless it is in a writing signed by the party charged therewith.

e)
Severability. If any term, covenant or condition of this Agreement is held to be invalid or unenforceable for any reason, the remainder of this Agreement will continue in full force and effect as if this Agreement has been executed without the invalidated provision. In addition, the parties agree to substitute for the invalidated provision a valid provision that most closely approximates the intent and economic effect of the invalidated provision.

f)
Assignment. Neither party shall transfer this Agreement or any of its rights, obligations or duties of performance hereunder by assignment, sublicense, delegation or any other means, without the prior written consent of the other party.

g)
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Any such counterpart may be executed by facsimile signature with only verbal confirmation, and when so executed and delivered shall be deemed an original and such counterpart(s) together shall constitute only one original.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first set forth above.

Bally : Bally Gaming Inc. by: ___________________________ name: title:	Spectre: Spectre Gaming, Inc. by: ___________________________ Name: Title:

EXHIBIT A

These are the patents licensed to Spectre for the limited use as described in this Agreement for the production and distribution of Redemption Games. Spectre shall have no rights to any software or other tangible media incorporating the technology and Intellectual Property encompassed under these patents.

Licensed Patents (existing claims under these patent numbers only)

Patent Title: Prize Redemption System For Games
Patent Number: 5,816,918

Patent Title: Skill-Based Prize Games For Wide-Area Networks
Patent Number: 6,007,426

Patent Title: Prize Redemption System For Games
Patent Number: 6,015,344

Patent Title: Graphical User Interface For Providing Games and Prize Redemption Capabilities
Patent Number: 6,306,035

EXHIBIT B
Licensed Cashless Gaming Systems and Games

a.
Each gaming system obtained hereunder with cashless capability (a “Licensed Cashless Gaming System”) is provided under a limited license to one or more of the following U.S. Patent Nos. 5,290,033; 5,265,874; 6,048,269; 5,429,361; 5,470,079; 6,729,957; 6,729,958 and 6,736,725. Any use of a Licensed Cashless Gaming System constitutes the acknowledgement of and agreement to the following “Limited License”:

i.
Licensed Cashless Gaming System License Rights. Licensed Cashless Gaming Systems are licensed solely for use to facilitate the cashless aspects of gaming machines that are separately licensed under these patents (“Licensed Gaming Machines”). The use of a Licensed Cashless Gaming System to facilitate cashless transactions by an unlicensed gaming machine is an unlicensed use.

ii.
Other License Limitations. Each Limited License is expressly limited to the original Licensed Cashless Gaming System (i.e., one serial number per license). A license may not be transferred from one gaming system to another. Any unauthorized transfer voids this license.

iii.
Transferred Cashless Gaming Machines. Any Cashless Gaming Machine (other than a Bally Licensed Cashless Gaming Machine or an IGT Licensed Cashless Gaming Machine) transferred to Spectre from an Affiliated Property must have a transfer authorization certificate issued by IGT before such Cashless Gaming Machine can be considered a Licensed Cashless Gaming Machine and connected to a Licensed Cashless Gaming System; without such transfer authorization certificate such Cashless Gaming Machines shall be deemed an unlicensed Cashless Gaming Machine. Any Cashless Gaming Machine (other than a Bally Licensed Cashless Gaming Machine or an IGT Licensed Cashless Gaming Machine) acquired by Spectre from a non-Affiliated Property shall be deemed an unlicensed Cashless Gaming Machine, even if such Cashless Gaming Machine was previously licensed because such license is not transferable between non-Affiliated Properties. For purposes of this Limited License, Affiliated Properties are properties with a common owner who has a majority interest in both properties.

b.
Each gaming machine obtained hereunder with cashless capability (a “Licensed Cashless Gaming Machine”) is provided under a limited license to one or more of the following U.S. Patent Nos. 5,290,033; 5,265,874; 6,048,269; 5,429,361; 5,470,079; 6,729,957; 6,729,958; and 6,736,725. Any use of a Licensed Cashless Gaming Machine constitutes the acknowledgement of and agreement to the following “Limited License”:

i.
Licensed Cashless Gaming Machine License Rights. Licensed Cashless Gaming Machines are licensed for use solely in connection with a cashless gaming system that is separately licensed under these patents (a “Licensed Cashless Gaming System”). The use of a Licensed Cashless Gaming Machine with an unlicensed gaming system that has cashless capability is an unlicensed use.

ii.
Other License Limitations. Each Limited License is expressly limited to the original Licensed Cashless Gaming Machine (i.e., one serial number per license). A license may not be transferred from one gaming machine to another. Any unauthorized transfer voids this license.